
RODOBO INTERNATIONAL, INC.
100 % Subsidiary
MEGA PROFIT LIMITED
100 % Subsidiary
100 % Subsidiary
HARBIN RODOBO DAIRY CO., LTD.
HARBIN MEGA PROFIT ENTERPRISE MANAGEMENT & CONSULTATION CO., LTD.
VIE
100 % Subsidiary
QINGGANG MEGA PROFIT AGRICULTURAL COMPANY LTD.
HARBIN TENGSHUN TECHNICAL DEVELOPMENT LTD., CO.
100 % Subsidiary
100 % Subsidiary
100 % Subsidiary
EWENKEQI BEIXUE DAIRY CO., LTD
HULUNBEIER BEIXUE DAIRY CO., LTD.
HULUNBEIER HAILAER BEIXUE DAIRY FACTORY